016570| 003590|127C|RESTRICTED||4|057-423

HOMEBANC CORP.

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 1234567890012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

Certificate Number ZQ 000718

PREFERRED STOCK

PAR VALUE $.01

HOMEBANC CORP.

PREFERRED STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND NEW YORK, NY

Shares
600620****
600620**
****600620****
*****600620***
******600620**

HOMEBANC CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

CUSIP 43738R 20 8

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

* * * SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY* * *

Shares of 10% Series A Cumulative Redeemable Preferred Stock

HomeBanc Corp. (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

President

Secretary

HOMEBANC CORP. SEAL 2004 GEORGIA

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

HOMEBANC CORP.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF MAINTAINING THE CORPORATION'S STATUS AS A REAL ESTATE INVESTMENT TRUST ("REIT") UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND FOR CERTAIN OTHER PURPOSES UNDER THE CODE. EXCEPT AS EXPRESSLY PROVIDED OR PERMITTED IN THE CORPORATION'S ARTICLES OF INCORPORATION, (I) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES REPRESENTING MORE THAN 9.8% OF (A) THE AGGREGATE MARKET PRICE OF ALL OUTSTANDING SHARES OF ALL CLASSES AND SERIES OR (B) THE NUMBER OR AGGREGATE MARKET PRICE (WHICHEVER IS MORE RESTRICTIVE) OF ALL OUTSTANDING SHARES OF COMMON STOCK, (II) NO PERSON MAY ENGAGE IN ANY TRANSFER THAT, IF EFFECTIVE, WOULD RESULT IN THE SHARES BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED UNDER THE PRINCIPLES OF SECTION 856(A)(5) OF THE CODE, (III) NO PERSON MAY BENEFICIALLY OWN SHARES THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(B) OF THE CODE (WITHOUT REGARD TO WHETHER THE OWNERSHIP INTEREST IS HELD DURING THE LAST HALF OF A TAXABLE YEAR), (IV) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES THAT WOULD CAUSE THE CORPORATION TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE CORPORATION'S REAL PROPERTY, WITHIN THE MEANING OF SECTION 856(D)(2)(B) OF THE CODE, (V) NO DISQUALIFIED PERSON MAY BENEFICIALLY OWN SHARES, AND (VI) NO PERSON MAY OTHERWISE ENGAGE IN ANY TRANSFER THAT, IF EFFECTIVE, WOULD RESULT IN THE TERMINATION OF THE STATUS OF THE CORPORATION AS A REIT UNDER THE REIT PROVISIONS OF THE CODE. COPIES OF THE FULL RESTRICTIONS CONTAINED IN THE CORPORATION'S ARTICLES OF INCORPORATION MAY BE OBTAINED UPON REQUEST FROM THE CORPORATION.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors Act ....
(State)

UNIF TRF MIN ACT .... Custodian (until age. . .). ....
(Cust) (Minor)
under Uniform Transfers to Minors Act. ....
(State)

Additional abbreviations may also be used though not in the above list.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE ARTICLES OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ____________________ hereby sell, assign and transfer unto

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________________ 20______

Signature: ______________________________

Signature: ______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.



1234567